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                                                                    Exhibit 99.3


                  Nasdaq Financial Products Services
                            Balance Sheet
                       As of December 31, 2001

Assets
Cash                                                                      1.00
Receivable from Nasdaq-100 Trust (Reimb. Exp.)                    6,185,240.15
Receivable from Nasdaq-100 Trust (License Fee)                    2,182,194.78

                                                             -----------------
Total Assets                                                      8,367,435.93
                                                             =================

Liabilities and shareholder's equity
Liabilities:
Payable to The Nasdaq Stock Market, Inc.                          8,043,338.95
Accrued Licensing fee                                             2,182,194.78
Current Yr Fed Inc Tax Payable                                     (650,646.58)
                                                             -----------------
Total Liabilities                                                 9,574,887.15

Shareholder's deficit:
   Common stock, par value $.01 per share, 1,000 shares
      authorized and issued, 100 shares outstanding                       1.00
   Accumulated deficit                                           (1,207,452.22)
                                                             -----------------
Total shareholder's deficit                                      (1,207,451.22)

                                                             -----------------
Total liabilties and shareholder's equity                         8,367,435.93


                  Nasdaq Financial Products Services
                           Income Statement
                       As of December 31, 2001

Expenses
Marketing and Advertising                                        15,198,422.52
Reimbursements                                                  (15,074,147.82)
                                                             -----------------
Total Expenses                                                      124,274.70

Loss before Income Taxes                                           (124,274.70)

Income Taxes (benefit)                                              (43,496.15)


                                                             -----------------
Net Loss                                                            (80,778.56)
                                                             =================